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                                                         Exhibit 23(b)

                      Consent of PricewaterhouseCoopers LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 4, 1998 relating to the consolidated balance sheet of Greif Bros. Corporation as of October 31, 1998 and the related consolidated statements of income, shareholders' equity and cash flows for each of the two years in the period ended October 31, 1998, which is included in the Annual Report on Form 10-K for the year ended October 31, 1999.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
April 17, 2000